ASSIGNMENT OF PROMISSORY NOTE
AND CONSENT THERETO

This Assignment of Note and Consent Thereto (this "Assignment") is entered into effective as of September 25, 2003, by and among ____________________________________* ("Assignor") and David Williams, an individual ("Assignee"), and consented to by Humatech, Inc., an Illinois corporation ("Consenting Party"), in connection with the proposed assignment (the "Assignment") by Assignor to Assignee of that certain Promissory Note executed by Consenting Party in favor of Assignor dated December 13, 2000 and attached hereto as Exhibit A (the "2000 Note").

RECITALS

WHEREAS, Consenting Party executed the 2000 Note on ___________*, 2000, in the original principal amount of $240,000;

WHEREAS, the 2000 Note provides for the repayment of the original $240,000, plus an additional $96,000, bringing the outstanding principal balance under the 2000 Note as of the date hereof to $336,000;

WHEREAS, Assignee desires to purchase the 2000 Note from Assignor for the purchase price of $336,000 (the "Purchase Price"), said Purchase Price to be paid by delivery of a new promissory note executed by Assignee in favor of Assignor in the principal amount of the Purchase Price, as set forth in Exhibit B attached hereto (the "2003 Note");

WHEREAS, the Parties desire that the closing of the transactions contemplated hereby shall take place on or about October 13, 2003, upon receipt of signatures by all parties hereto.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.  In consideration of the Purchase Price, delivered in the form of the 2003 Note, Assignor hereby sells and assigns to Assignee, its successors and assigns, WITHOUT RECOURSE as to the financial ability of the Consenting Party to pay, the 2000 Note, together with all of Assignor’s right, title and interest in the property covered by and described in the 2000 Note, and all of Assignor’s rights and remedies thereunder and under any guaranty or endorsement thereof, including the right to collect any and all installments due and to become due on the 2000 Note and to take, in Assignor’s or Assignee’s name, any and all actions Assignor might otherwise take.

* Information Removed
Pursuant to Confidentiality Request

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2.  Assignor warrants that (i) the 2000 Note and any accompanying notes, guaranties, waivers and/or other instruments (collectively "Contracts") are true, valid and genuine and represent existing valid and enforceable obligations in accordance with their terms; (ii) all signatures, names, addresses, amounts and other statements and facts contained therein are true and correct; (iii) the Contracts (including their form and substance and the computation of all charges) and the transactions underlying the obligations (including any sale and delivery) conform to all applicable laws, rules, regulations, ordinances and orders; and (iv) the present unpaid balance shown on the 2000 Note as set forth in the Recitals is correct, the funds have been delivered to the Consenting Party under the Contract in satisfactory condition and has been accepted by the Consenting Party, or their assigns, the Contracts are not and will not at any time be subject to any defense, claim, counterclaim or set-off and Assignor will comply with all its obligations under the Contracts. In addition, Assignor shall indemnify and save Assignee harmless from any loss, damage or expense, including attorneys’ fees, incurred by Assignee as a result of Assignor’s breach of any of the terms of this assignment or any of the warranties, obligations or undertakings described herein.

3.  Assignor agrees that Assignee may in Assignor’s name endorse all accompanying notes and all remittances received. Assignor waives notice of acceptance hereof as well as presentment, demand, protest and notice of non-payment and protest as to all contracts heretofore, now, or hereafter signed, accepted, endorsed or assigned to Assignee. Assignor waives all exemptions and homestead laws and any other demands and notices required by law, and Assignor waives all set-offs and counterclaims. Assignee may at any time, without consent of Assignor, without notice to Assignor and without affecting or impairing the obligations of Assignor hereunder, do any of the following: (a) renew, extend, modify, release or discharge any obligation of the Consenting Party or any persons obligated on the Contracts or on any accompanying note or guaranty, ("the Contract Obligations"); (b) accept partial payments of the Contract Obligations; (c) accept new or additional documents, instruments or agreements relating to or in substitution of the Contract Obligations; (d) settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the Contract Obligations and the security therefor in any manner; (e) consent to the transfer or return of security and take and hold additional security or guaranties for the Contract Obligations; (f) amend, exchange, release or waive any security or guaranty; or (g) bid and purchase at any sale of the Contracts or security and apply any proceeds and security and direct the order and manner of sale. Assignor shall have no authority to, and will not, without Assignee’s prior written consent, accept collections, repossess or consent to the return of the property described in the Contracts or modify the terms thereof or of any accompanying note or guaranty. Assignee’s knowledge at any time of any breach of or non-compliance with any of the foregoing shall not constitute any waiver by Assignee.

* Information Removed
Pursuant to Confidentiality Request

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4.  Consenting Party warrants and agrees that: (i) Consenting Party hereby consents to the Assignment by Assignor to Assignee of the Contracts; (ii) nothing in this Assignment shall be construed to modify, waive, release, or otherwise affect, as between Assignor and Consenting Party (prior to the date of this Assignment) or Assignee and Consenting Party (following the date of this Assignment), any of the provisions of the Contracts; (iii) in the event of any conflict between the Assignment and the Contracts, this Assignment shall prevail; (iv) following the date of this Assignment, Assignor shall not be liable for any of the obligations under the Contracts; (v) following the date of this Assignment, Consenting Party shall remain fully liable for all of its obligations under the Contracts; (vi) this Assignment shall not be construed as a consent by Consenting Party to any further assignment by Assignor or Assignee; and (vii) to the best of Consenting Party’s knowledge, the Contracts are in full force and effect, there are no uncured defaults on the part of any party to the Contracts, and there are no existing offsets or defenses which either party has against enforcement of the Contracts.

IN WITNESS WHEREOF, the undersigned parties have duly executed this Assignment as of the date first written above.

"Assignor"	"Assignee"

_____/s/_________________________*

________/s/______________________	__/s/__David Williams_____________________
By: _____________*	David Williams, an individual
Its: _____________*	Dated: September 25, 2003
Dated: September 25, 2003

"Consenting Party"

Humatech, Inc.

______/s/ John D. Rottweiler__________
By: John D. "J.D." Rottweiler
Its: Secretary and Director
Dated: October 13, 2003

* Information Removed Pursuant to Confidentiality Request
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Exhibit A

2000 Note

* Information Removed Pursuant to Confidentiality Request
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PROMISSORY NOTE

$240,000.00   ___________* 2000
               Houston, Texas

HumaTech, Inc., an Illinois corporation, hereby promises to pay on or before April 15, 2001, to the order of ________________________________* at _______________,* _____________,* the sum of Two Hundred Forty Thousand Dollars ($240,000.00). Initial funding to be $180,000 with additional funds to be disbursed on an as needed basis. A disbursement schedule will be provided.

An additional amount of $96,000.00 will be paid to ___________________________ _______________ *after the initial principal balance is paid in full.

HumaTech, Inc. assigns all proceeds from the sale of the TurboFeeder? product line to ___________________________________* until all funds are repaid.

If not so paid, all principal, at the option of the Holder, or its assigns, shall become immediately due and payable.

Undersigned shall pay upon demand any and all expenses, including reasonable attorney fees, incurred or paid by Holder without suit or action in attempting to collect funds due under this Note. In the event an action is instituted to enforce or interpret any of the terms of this Note including but not limited to any action or participation by Undersigned in , or in connection with, a case or proceeding under the Bankruptcy Cody or any successor statute, the prevailing party shall be entitled to recover all expenses reasonably incurred at, before and after trial, on appeal, and on review whether or not taxable as costs, including, without limitation, attorney fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses.

/s/ David G. Williams	Date:	December 13, 2000

HumaTech, Inc.
David G. Williams, President

*Information Removed Pursuant to Confidentiality Request

Exhibit B

2003 Note

* Information Removed Pursuant to Confidentiality Request
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PROMISSORY NOTE

$336,000.00                          Date:  October 13, 2003

For value received, the undersigned David G. Williams ("the Promisor") promises to pay to the order of _________________________________,* (the "Payee"), at _______________,* ____,* _____________, *(or at such other place as the Payee may designate in writing) the sum of $336,000.00 with interest from October 13, 2003, on the unpaid principal at the rate of 5.00% annually.

The unpaid principal and accrued interest shall be payable in MONTHLY installments of $1,965.01, beginning on November 13, 2003, and continuing until October 13, 2028, (the "Due Date"), at which time the remaining unpaid principal or principal and interest shall be due in full.

All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

The Promisor reserves the right to prepay this Note (in whole or in part) prior to the due date with no prepayment penalty.

If any payment obligation under this Note is not paid when due, the Promisor promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. Promisor waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Payee under this Note, or assignment by Payee of this Note shall affect the liability of the Promisor. All rights of the Payee under this Note are cumulative and may be exercised concurrently or consecutively at the Payee’s option.

This Note shall be construed in accordance with the laws of the State of Arizona.

*Information Removed Pursuant to Confidentiality Request

Signed this 13th day of October , 2003 , at Mesa, Arizona.

First Promisor
David G. Williams

By:	/s/ David G. Williams

David G. Williams

*Information Removed Pursuant to Confidentiality Request